UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 24, 2006

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CSC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

1-9046	11-2776686
(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        On March 5, 2006, Cablevision Systems Corporation (the “Company”) announced that its Board of Directors was considering the payment of a special dividend. On March 24, 2006, the Company's Board of Directors authorized the Company's management to enter into a memorandum of understanding with respect to the settlement of a lawsuit against the Company and its directors and certain members and affiliates of the Dolan family that is pending in New York Supreme Court in Nassau County and which, among other things, challenged, and sought to enjoin, the special dividend. The memorandum of understanding was entered into on March 27, 2006. The proposed settlement is subject to court approval. This lawsuit and certain other litigation challenging the proposed special dividend are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, under the caption “Item 3. – Legal Proceedings – Dolan Family Group Proposal and Special Dividend Litigation.”

        In connection with the proposed settlement, the Company’s Board of Directors has appointed a special committee of independent directors and has authorized and directed the special committee to evaluate the proposed special dividend and make a recommendation to the Board as to whether a dividend should be paid and, if so, in what amount. The special committee consists of Thomas V. Reifenheiser and Vice Admiral John R. Ryan USN (Ret.).

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: March 27, 2006

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: March 27, 2006

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